Hahn Automotive Warehouse, Inc.

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  To Be Held on March 15, 2000



To Our Shareholders:

      The Annual Meeting of Shareholders of Hahn Automotive Warehouse, Inc. ("Company"), a New York corporation, will be held at the Company's executive offices located at 415 West Main Street, Rochester, New York 14608 on Wednesday, March 15, 2000, at 10:00 a.m. (Local Time), for the following purposes:

          (1) To elect four directors of the Company, each for a term of two years; and
          (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors of the Company has fixed the close of business on January 26, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof. A Proxy Statement and proxy are enclosed. It is important that all shares be represented at the Annual Meeting.

      The Board of Directors extends a cordial invitation to all shareholders to attend the Annual Meeting. If you are unable to attend the meeting in person, you should sign, date and return the enclosed proxy in the return envelope that has been provided. You may revoke your proxy and vote in person if you decide to attend the Annual Meeting.

                              By Order of the Board of Directors,


<PAGE 1>
                                       Daniel J. Chessin
                                    Executive Vice President
                                         and Secretary


Rochester, New York
January 26, 2000


Hahn Automotive Warehouse, Inc.


                       PROXY STATEMENT for
                 ANNUAL MEETING OF SHAREHOLDERS
                         MARCH 15, 2000

       This Proxy Statement and the accompanying proxy are furnished to the shareholders of Hahn Automotive Warehouse, Inc. ("Company"), a New York corporation, in connection with the solicitation by and on behalf of the Board of Directors of the Company, to be used at the Annual Meeting of Shareholders of the Company ("Annual Meeting"), which will be held on Wednesday,
March 15, 2000, at 10:00 a.m. (Local Time) at the Company's executive offices, 415 West Main Street, Rochester, New York 14608, to act upon (1) the election of four directors and (2) such other business as may properly come before the Annual Meeting. This Proxy Statement and the proxy are being first mailed to shareholders on or about January 26, 2000.

      If the enclosed proxy is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted in accordance with the directions contained therein. If the proxy is signed and returned without choices having been specified, the shares represented thereby will be voted FOR the election of the four director nominees. The proxy may be revoked by the person giving it at any time prior to its use by filing with the Company's Secretary a written revocation, a duly signed later dated proxy or by requesting return of the proxy at the Annual Meeting and voting in person.

      The Board of Directors has fixed the close of business on January 26, 2000 as the record date for determining the holders of the Company's Common Stock, par value $.01 per share, ("Common Stock") entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof. At the close of business on January 26, 2000, the Company had outstanding 4,745,014 shares of Common Stock, each of which is entitled to one vote. The Common Stock is the Company's only class of voting securities outstanding. A majority of the outstanding shares of Common Stock (2,372,508 shares) present in person or by proxy will constitute a quorum, which is required to transact business at the Annual Meeting.

<PAGE 2>

      Four directors are to be elected at the Annual Meeting. Directors are elected by a plurality of the shares present at the meeting, in person or by proxy, at which a quorum of shares is represented. This means that those nominees receiving the largest number of votes cast are elected, up to the maximum number of directors to be elected at the Annual Meeting.

     Boxes and a procedure of circling the name of a nominee have been provided on the enclosed Proxy card to withhold authority to vote for one or more of the director nominees. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such persons. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum, but have no impact on the election of directors, except to the extent that the failure to vote for a particular nominee may result in another nominee receiving a larger number of votes.


                      ELECTION OF DIRECTORS
                          (Proposal 1)

      Pursuant to the Company's By-Laws, the Board of Directors has fixed the size of the Board of Directors at eight directors. The Board of Directors consists of two classes. All members of one class are elected at each annual shareholders meeting to hold office for a full term of two years.

      On August 23, 1999, Michael Futerman, a director since December 1958 and founder of the Company, passed away. Mr. Futerman's term as a director would have expired at the 2000 annual shareholder's meeting. In January, 2000, the Board of Directors elected Nathan Lewinger to the Board of Directors to fill the vacancy created by Mr. Futerman's death.

     The terms of office of directors Eli N. Futerman, William A. Buckingham, Robert I. Israel and Nathan Lewinger all expire at the Annual Meeting. Mr. Israel will not stand for reelection as a director at the Annual Meeting. The Board of Directors has nominated Messrs. Futerman, Buckingham, Lewinger and Gordon E. Forth for election to the Board at the Annual Meeting. If elected, each such nominee will hold office until the annual shareholders meeting to be held in 2002.

      The Board of Directors recommends the election of all four nominees and it is intended that the named proxies (unless otherwise directed) will vote the enclosed proxy FOR the election of these nominees. Although the Board of Directors believes that all of the nominees will be available to serve, the proxies may exercise discretionary authority to vote for substitutes proposed by the Board of Directors of the Company if any nominee becomes unavailable for any reason. The proxies, however, cannot vote for more than four nominees.

<PAGE 3>

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR ELECTION

      The name, principal occupation, business experience and age of each director and nominee for director and his term of office and period of previous service as a director of the Company are set forth below. No person set forth below was selected as a director or nominee pursuant to any arrangement or understanding with any other person.

Nominated for Election for Term Expiring in 2002

     Eli N. Futerman has been President of the Company since May, 1992. In January, 1999 he assumed the additional responsibility of Chief Executive Officer. Prior to that time, he held various offices with the Company, including Vice President and Secretary, since beginning employment with the Company in June, 1980. From November, 1993, and from November, 1995, Mr. Futerman has served as the President and as the Chief Executive Officer respectively, of the Company's wholly owned subsidiary, Autoworks, Inc., which filed for protection under Chapter 11 of the Bankruptcy Code ("Bankruptcy Proceeding") and is currently a debtor in the pending Bankruptcy Proceeding. Since its inception in May, 1999, Mr. Futerman has been the President of the Company's internet e-commerce auto parts business, iAutoparts, Inc. Mr. Futerman has been a director of the Company since September, 1979. Mr. Futerman is a member of the Board of Directors and Treasurer of Aftermarket Auto Parts Alliance, Inc., formerly Auto Value Associates, Inc., the programmed distribution group of which the Company is a member. Mr. Futerman is 41 years of age.

      William A. Buckingham has been a Director of the Company since November, 1997 and is currently a consultant in the private sector. From 1990 to 1997 he held several positions in the banking industry which included Executive Vice President of First Empire State Corporation and M&T Bank where he was responsible for that Company's Retail Banking Division. From 1973 to 1990, Mr. Buckingham held several positions with the Manufacturers Hanover Trust Company where he was Executive Vice President with responsibility for branch operations and consumer and small business lending, and President and Chief Executive Officer of Manufacturers Hanover, N.A. Mr. Buckingham currently serves as Chairman of the Board of Trustees at the Rochester Institute of Technology and as a Director of its for-profit RIT Research Corporation subsidiary. Mr. Buckingham also serves as Vice Chairman of the Directors Advisory Council of M&T Bank and as a Director and member of the Management Continuity Committee of The Genesee Corporation (which engages in malt beverage production, dry food processing, equipment leasing and real estate investments). Mr. Buckingham is 57 years of age.

<PAGE 4>

      Nathan Lewinger is a private investor whose investments include real estate and high tech companies. From 1976 until 1988, Mr. Lewinger served as President of Pennant Products Inc. (a manufacturer of bakery ingredients) until Pennant Products was sold in 1988 to Unilever Corporation. From 1988 to 1990 Mr.
Lewinger served as President of the Bakery Division of Van Den Burgh Foods (a division of Unilever) and from 1990 to 1993, he was a consultant to Unilever Corporation. He currently serves on the Board of EKMS, an intellectual property consulting firm in Cambridge, Massachusetts. Mr. Lewinger is 55 years of age.

      Gordon E. Forth served as a director of the Company from May, 1992, to June, 1997. Mr. Forth is a partner of Woods, Oviatt, Gilman, Sturman & Clarke LLP, a Rochester, New York based law firm, where he has practiced law since 1987. Mr. Forth also serves as corporate secretary for Zapata Corporation, a holding company and Zap.Com Corporation, an internet advertising and e-commerce networking company. Woods, Oviatt provides legal services to the Company. Mr. Forth is 38 years of age.

Term Expires in 2001

      Daniel J. Chessin has been Executive Vice President of the Company since March, 1995, and Secretary and a Director of the
Company since May, 1992. Prior to that time, he held various offices with the Company since beginning employment with the Company in March, 1988. From November, 1993, Mr. Chessin served as Vice President and as Executive Vice President of the Company's wholly owned subsidiary, Autoworks, Inc., which is currently a debtor in the pending Bankruptcy Proceeding. Since May, 1999, Mr. Chessin has been Secretary of the Company's internet e-commerce auto parts business, iAutoparts, Inc. Prior to joining the Company, Mr. Chessin was engaged in the private practice of law. Mr. Chessin is a member of the Board of Governors of the Car Care Council (a national association for automobile maintenance awareness). Mr. Chessin is 38 years of age.

      Stephen B. Ashley has been a Director of the Company since May, 1992. Mr. Ashley is Chairman and Chief Executive Officer of the Ashley Group (related companies focused on management, brokerage, financing and investment in commercial and multi-family real-estate). Mr. Ashley served as Chairman and Chief Executive Officer of both Sibley Mortgage Corporation and Sibley Real Estate Services, Inc. from January, 1991 to March, 1996, at which time he resigned as Chief Executive Officer of Sibley Mortgage Corporation. Prior to 1991 he served as President and Chief Executive Officer of both corporations (or their predecessors-in-interest) since 1975. He is also a director of The Genesee Corporation (which engages in malt beverage production, dry food processing, equipment leasing and real

<PAGE 5>

estate  investments), the Federal National Mortgage  Association,
Inc.  (Fannie  Mae), and the Exeter Fund, Inc.  and  Manning  and
Napier Insurance Fund, Inc. (both of which are advisory firms to a family of mutual funds). Mr. Ashley is 59 years of age.

      E. Philip Saunders has been a director of the Company since May, 1992. Mr. Saunders has been Chairman and Chief Executive Officer of Sugar Creek Corp. and its subsidiaries, W.W. Griffith Oil Co. (a petroleum distributor) and Sugar Creek Stores, Inc. (a convenience chain store operation) since 1977 and 1982, respectively. He has also been Chairman and Chief Executive Officer of Travel Ports of America, Inc. (a truck stop chain operation) since November, 1987. Mr. Saunders previously served as a director of Truckstops of America, Inc. (a regional chain of truck stops) and of Ryder Systems, Inc. (which engages mainly in the rental of vehicles) after that corporation acquired Truckstops of America, Inc., and as a director of Richardson Food Corporation (a distributor of dessert toppings and condiments). Mr. Saunders is 62 years of age.

Family Relationships

      Eli N. Futerman is the brother-in-law of Daniel J. Chessin.
There are no other family relationships between any of the other directors or executive officers of the Company.

DIRECTORS MEETINGS AND BOARD COMMITTEES

     The Board of Directors of the Company met three times during the fiscal year ended September 30, 1999. All directors except
E. Philip Saunders attended 75% or more of the aggregate of all meetings of the Board of Directors and Board committees on which they served during Fiscal 1999.

     The standing committees of the Board of Directors consist of the Executive, Compensation, Audit and Retirement Committees.
The Board of Directors does not have a nominating committee.

      Until August 23, 1999, the Executive Committee consisted of Messrs. Michael Futerman, Eli N. Futerman and Robert I. Israel. Following Mr. Michael Futerman's death, on that date, Eli N. Futerman and Robert I. Israel continued as the only committee members. The vacancy created by Mr. Futerman's death has not yet been filled. The Executive Committee may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company except as limited by law. The Executive Committee did not hold any formal meetings during Fiscal 1999.

<PAGE 6>

      Until August 23, 1999, the Compensation Committee was comprised of Messrs. Michael Futerman, Eli N. Futerman, William
A. Buckingham and Robert I. Israel. Following Mr. Futerman's death, on that date, Eli N. Futerman, William A. Buckingham and
Robert I. Israel continued as members of the committee. The vacancy created by Mr. Futerman's death has not yet been filled. The function of the Compensation Committee is to make recommendations to the Board with respect to the salaries and other compensation for the executive officers and certain key employees of the Company and its subsidiaries. The Compensation Committee held one meeting during Fiscal 1999.

       The Audit Committee members include Messrs. Ashley, Buckingham and Saunders. The Audit Committee is responsible for evaluating and approving annually the services performed by the Company's independent public accountants, as well as reviewing the Company's accounting practices and internal controls. The Audit Committee recommends to the Board the appointment of independent public accountants and reviews with representatives of the independent public accountants the scope of their examination, their fees, the results of their examination and any problems identified by the independent public accountants regarding internal controls, together with their recommendations. The Audit Committee met on four occasions during Fiscal 1999.

      On  November  8,  1996, the Board of Directors  elected  to assume responsibilities for the administration of the 1992  Stock
Option  Plan.   A  standing committee no longer exists  for  this
function.

     Until August 23, 1999, the Retirement Committee consisted of Messrs. Michael Futerman and Eli N. Futerman. Following Mr. Michael Futerman's death, Eli N. Futerman continued as the only committee member. The vacancy created by Mr. Futerman's death, on that date, has not yet been filled. The Retirement Committee is authorized to make decisions relating to the Company's retirement plans. The Retirement Committee did not meet in Fiscal 1999.

      The Company's non-employee directors are paid $1,000 for each Board meeting and $500 for each committee meeting attended and reimbursed for ordinary and necessary expenses incurred in connection with such meetings. Pursuant to the Company's 1993 Stock Option Plan for non-employee directors, the Company grants to the non-employee directors, annually, non-qualified stock options to purchase 1,000 shares of Common Stock. In addition, under the Plan, each newly elected non-employee director is granted options for the purchase of 3,000 shares. The exercise price for options granted to the non-employee directors is set at the closing market price on the date the options are granted.

INFORMATION ABOUT EXECUTIVE OFFICERS

<PAGE 7>

     The following table sets forth certain information about the Company's executive officers:


Name                Age       Position

Michael Futerman     71        Director and Chairman of the
Board, deceased

Eli N. Futerman      41       Director, Chief Executive Officer
                              and President

Daniel J. Chessin    38       Director, Executive Vice President
                              and Secretary

Peter J. Adamski     46       Vice President -
                              Finance and Chief
                              Financial Officer

David M. Appelbaum   47       Vice President - Direct
                              Distribution
Daniel R. McDonald   49       Vice President - General Counsel

Albert J. Van Erp    62       Vice President - Controller

Timothy Vergo        50       Vice President - Wholesale
                              Operations

     Peter J. Adamski has been Vice President - Finance and Chief Financial Officer since August, 1998. Prior to joining the Company, Mr. Adamski was employed by Bausch & Lomb from 1995 to 1998 as a Director in Corporate Business Development and
Strategic Global Sourcing. From 1979 to 1995 Mr. Adamski was employed by Johnson & Johnson, (a health care products manufacturer) in various finance and merger & acquisition positions and during the last 10 years served as a Controller of the McNeil Division. Mr. Adamski has also worked for Arthur Andersen & Co. as an auditor and is a licensed Certified Public Accountant. Mr. Adamski is 46 years of age.

       David M. Appelbaum became Vice President - Direct Distribution in September, 1994. Prior to joining the Company, Mr. Appelbaum served as President of Meisenzahl Auto Parts, Inc. and Regional Parts, Inc. since 1986 and 1979, respectively. Both companies engaged in the direct distribution of automotive aftermarket parts and were acquired by the Company on September 30, 1994. Mr. Appelbaum is 47 years of age.

      Daniel R. McDonald joined the Company as Vice President - General Counsel in July, 1997. Prior to joining the Company, Mr. McDonald was Associate General Counsel of First Federal Savings and Loan Association of Rochester, which was headquartered in Rochester, New York. Before joining First Federal in April, 1993, Mr. McDonald was engaged in private law practice. Mr. McDonald has also served as Vice-President and Deputy General Counsel of Goldome FSB and was previously a partner in the Buffalo law firm of Jaeckle, Fleischmann & Mugel. Mr. McDonald is 49 years of age.

<PAGE 8>

      Albert J. Van Erp has been Vice President - Controller of the Company since August, 1998. From May, 1992 until August, 1998 he served as Vice President - Finance. From December, 1985 to May, 1992, he served as Controller of the Company. Mr. Van Erp has over 35 years experience in corporate internal accounting. Mr. Van Erp is 62 years of age.

     Timothy Vergo has been Vice President - Wholesale Operations of the Company since May, 1992. From August, 1981 to May, 1992, he served as Director of Operations of the Company. Mr. Vergo is 50 years of age.

      See Election of Directors above for information concerning the Company's other executive officers.

COMPLIANCE WITH SECTION 16(a) OF SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission (the "Commission") and NASDAQ reports of transactions in its Common Stock. Directors, Officers and greater than 10% stockholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to the Company and written representations that no further forms were required, the Company believes that during Fiscal 1999, Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with by all such persons.

EXECUTIVE COMPENSATION

       The summary compensation table below sets forth the compensation paid or accrued for services rendered in all capacities to the Company during the last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers during Fiscal 1999.


                   Summary Compensation Table
                       Annual Compensation

     Name and Principal         Fiscal      Salary       Bonus
          Position               Year      ($) <F2>       ($)
Michael Futerman,                1999       283,259      -----
Chairman of the Board of         1998       362,468      -----
Directors and Chief              1997       353,824      -----
Executive Officer <F1>

<PAGE 9>

Eli N. Futerman,                 1999       318,663      -----
Chief Executive Officer          1998       315,189      -----
and President                    1997       307,693      -----

Daniel J. Chessin,               1999       176,642      -----
Executive Vice President         1998       171,490      -----
                                 1997       128,197      -----

Peter J. Adamski,                1999       147,107      -----
Vice President - Finance         1998        10,388      -----
and Chief Financial Officer

Timothy Vergo,                   1999       142,189
Vice President - Wholesale       1998       139,131
Operations                       1997       135,899     36,000

David M. Appelbaum,              1999       141,672
Vice President - Direct          1998       138,081
Distribution                     1997       134,873     43,678



<F1> Michael Futerman passed away on August 23, 1999. He had been
Chief Executive Officer until December 31, 1998, at which time Eli N. Futerman became Chief Executive Officer on January 1, 1999. After resigning as Chief Executive Officer, Mr. Futerman served as Chairman of the Board until his death.

<F2>  Includes  portion of salary deferred  under  the  Company's
401(k) Profit Sharing and Savings Plan.



                   Summary Compensation Table
                     Long-Term Compensation

                                        Securities
                                        Underlying       All Other
    Name and Principal       Fiscal    Options/SARs    Compensations
         Position             Year       (#) <F3>      ($) <F4> <F5>
Michael Futerman,             1999         -----           -----
Chairman of the Board of      1998         -----        53,500 <F6>
Directors and Chief           1997         -----        53,425 <F6>
Executive Officer



<PAGE 10>
Eli N. Futerman,              1999         -----        32,799 <F7>
Chief Executive Officer       1998         -----        32,745 <F7>
and President                 1997         -----        32,665 <F7>

Daniel J. Chessin,            1999                       2,990
Executive Vice President      1998                       3,006
                              1997        12,400         2,890

Peter J. Adamski,             1999        25,000           -----
Vice President - Finance      1998         -----           -----
and Chief Financial Officer

Timothy Vergo,                1999         -----         2,353
Vice President - Wholesale    1998        10,000         2,336
Operations                    1997        10,400         2,306

David M. Appelbaum,           1999         -----         2,578
Vice President - Direct       1998        10,000         1,700
Distribution                  1997        10,400         1,671


<F3>  Options  granted during Fiscal 1997 have been  adjusted  to reflect a 4% stock dividend.

<F4>  Includes  the  aggregate value of  the  Company's  matching contribution during Fiscal 1999 to the Company's 401(k) Profit Sharing and Savings Plan. During the 1999 Fiscal Year, the Company made matching contributions in the following amounts to the accounts of the following executive officers: Eli N. Futerman, $1,500; Daniel J. Chessin, $1,470; Timothy Vergo, $1,270; and David M. Appelbaum, $1,378.

<F5> Includes premiums paid by the Company during Fiscal 1999  on insurance policies on the lives of the executive officers named in the table. The Company is the owner and beneficiary of such insurance policies that were purchased in connection with the non-qualified selective incentive plan provided by the Company which provides for certain retirement or death benefits to the officers or their designated beneficiaries. During Fiscal 1999, the Company made premium payments in the following amounts for such insurance policies on the lives of the following executive officers: Eli N. Futerman, $2,206; David M. Appelbaum, $1,200; Daniel J. Chessin, $1,520; and Timothy Vergo, $1,083.

<F6>  Includes $52,000 that the Company accrued under a  deferred compensation agreement entered into by the Company with Mr. Futerman in November 1992 which provides for the payment to Mr. Futerman or his designee of 60 quarterly payments of $12,500 each after his retirement from the Company.


<PAGE 11>

<F7>  Includes  $29,093 of premiums paid by  the  Company  during
Fiscal 1999 on four insurance policies owned by, and on the life of, Mr. Futerman, which have a total death benefit of approximately $2,525,000 and under which Mr. Futerman has the discretion to designate the beneficiary or beneficiaries.


OPTIONS GRANTS IN FISCAL 1999

      The following table sets forth stock options granted during Fiscal 1999 to the Company's Chief Executive Officer and the
Company's four other most highly compensated executive officers during such fiscal year.


              Option/SAR Grants in Last Fiscal Year
Individual Grants

                           Number of        % of Total
                          Securities       Options/SARs
                          Underlying        Granted to    Exercise or
                         Options/SARs       Employees     Base Price
         Name          Granted (#) <F1>   in Fiscal Year  ($/sh) <F2>
Michael Futerman,            -----            -----          -----
Chairman of the Board
of Directors, deceased

Eli N. Futerman,             -----            -----          -----
Chief Executive
Officer and President

Daniel J. Chessin,           -----            -----          -----
Executive Vice
President

Peter J. Adamski, Vice      25,000             100%          3.50
President - Finance
and Chief Executive
Officer

Timothy Vergo, Vice          -----            -----          -----
President - Wholesale
Operations

David M. Appelbaum,          -----            -----          -----
Vice President -
Direct Distribution

<PAGE 12>


<F1>  Each  option  shown  in the table  was  granted  under  the
Company's 1992 Plan. Each option becomes exercisable in equal ratable installments over three years, commencing one year after the grant date. The options permit the exercise price to be paid, in whole or in part, by cash, surrender to the Company of already-owned Common Stock or "in-the-money" exercisable options for the Common Stock. Under the option grants, the Company will grant a reload option for the amount of shares of Common Stock so surrendered, subject to sufficient shares being available under the 1992 Plan.

<F2>  The  exercise price for the options granted to Mr.  Adamski were at the closing price of the Common Stock on the date of the option grant.



                         Option/SAR    Potential Realizable Value at
                          Grants in    Assumed Annual Rates of Stock
                         Last Fiscal       Price Appreciation for
Individual Grants           Year           Options Terms ($) <F4>

                         Expiration
         Name               Date           5% ($)         10% ($)
Michael Futerman,           -----           -----          -----
Chairman of the Board
of Directors, deceased

Eli N. Futerman,            -----           -----          -----
Chief Executive Officer
and President

Daniel J. Chessin,          -----           -----          -----
Executive Vice
President

Peter J. Adamski, Vice  11/23/08 <F3>      55,028         139,452
President - Finance
and Chief Financial
Officer

Timothy Vergo, Vice         -----           -----          -----
President - Wholesale
Operations
<PAGE 13>
David M. Appelbaum,         -----           -----          -----
Vice President -
Direct Distribution


<F3>  These options were granted for a term of 10 years,  subject to earlier termination upon the occurrence of certain events related to termination of employment.

<F4>  Under  the Securities and Exchange Commission's  rules  and regulations, companies are required to show hypothetical "option spread" that would result from assumed appreciation of the underlying securities of awarded options during their respective terms. The "option spread" shown is based on assumed annual compound stock appreciation rates of 5% and 10%, respectively, during the entire term of the options. The ultimate option spread, however, will depend on the market value of the Common Stock at a future date, which may or may not correspond to such hypothetical appreciation.


OPTION EXERCISES IN FISCAL 1999

      The following table sets forth stock options exercised by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during Fiscal 1999, and the number and value of all unexercised options at September 30, 1999.


   Aggregated Option/SAR Exercises in the Last Fiscal Year and
                Fiscal Year-End Option/SAR Values


                   Shares                Number of Securities
                  Acquired              Underlying Unexercised
                     on       Value        Options/SARs at
                  Exercise   Realized    Fiscal Year-End 1999
      Name           (#)       ($)    Exercisable  Unexercisable
Michael Futerman,   -----     -----      -----         -----
Chairman of the
Board of
Directors




<PAGE 14>
Eli N. Futerman,    -----     -----     46,683         -----
Chief Executive
Officer and
President

Daniel J.
Chessin,            -----     -----     56,992         4,160
Executive Vice
President

Peter J. Adamski,   -----     -----      -----        25,000
Vice President -
Finance and Chief
Financial Officer

Timothy Vergo,      -----     -----     44,317         6,800
Vice President -
Wholesale
Operations

David M.
Appelbaum,          -----     -----     27,444         6,800
Vice President -
Direct
Distribution



   Aggregated Option/SAR Exercises in the Last Fiscal Year and
                Fiscal Year-End Option/SAR Value

                                    Value of Unexercised
                                 In-The-Money Options/SARs
                                    Fiscal Year-End 1999
          Name                Exercisable     Unexercisable <F1>

Michael Futerman,                -----               -----
Chairman of the Board of
Directors

Eli N. Futerman,                 -----               -----
Chief Executive Officer
and President

Daniel J. Chessin,               -----               -----
Executive Vice President



<PAGE 15>

Peter J. Adamski,                -----               -----
Vice President - Finance
and Chief Financial
Officer

Timothy Vergo,                   -----               -----
Vice President -
Wholesale Operations

David M. Appelbaum,              -----               -----
Vice President -
Direct Distribution


<F1>   An "in-the-money" stock option is an option for which  the market price on September 30, 1999, of the Company's Common Stock underlying the option exceeds the options exercise price. As of September 30, 1999, the market price of the Company's Common Stock was $1.25. The exercise price of the options disclosed in the above table exceeded the market price of the Company's Common Stock on that date.


REPORT ON EXECUTIVE MANAGEMENT COMPENSATION

      The Company's goals for the compensation of its executive management are to compensate fairly for a job well done and to retain key employees while providing them with proper motivation to maximize shareholder value. The Company's executive compensation program consists of three principal elements: (1) base salary, (2) annual bonuses, which reward for overall Company performance and individual performance, and (3) options awarded under the Company's 1992 Stock Option Plan, which also reward and provide long-term incentives that are intended to align the interests of option recipients with those of shareholders.

      The Compensation Committee annually recommends to the Board of Directors the salary and bonuses to be paid to the Company's Chief Executive Officer and other members of executive management. In Fiscal 1998, the Company engaged an outside consulting firm, Claymore Partners, Ltd., to recommend a
performance  based  annual  incentive  compensation  plan.    The
Committee  adopted  the plan and has used it  as  the  basis  for making annual bonus recommendations to the Board. Under the plan, executives are awarded bonuses if certain financial criteria are met. These financial criteria require the Company to achieve certain levels of quarterly and annual free cash flow and working capital account balances and ratios. The financial criteria are not weighted. Individual goals are related to the
<PAGE 16>
functions managed by the executive and the key financial indicators in their respective operations. None of these financial criteria were achieved in Fiscal 1999 and no bonuses were awarded or paid for that fiscal year. The Board members vote on the Committee's recommendations (except with respect to salary and bonuses proposed for them beyond the annual incentive compensation plan) in light of their own experiences and familiarities with compensation practices. In Fiscal 1999, all recommendations of the Compensation Committee were approved by the Board.

      The Board of Directors is responsible for, and has the discretion to, award options under and otherwise administer the Company's 1992 Plan. During Fiscal 1999, the Board of Directors did not award options under the 1992 Plan to executive management members, except for 25,000 options for shares which were granted to Peter J. Adamski, the Company's Vice President - Finance and Chief Financial Officer, to fulfill a condition of his employment. The Board of Directors bases the amount of such awards on the subjective determination of the members as to the past contribution and potential contribution of the option recipients as well as the Company's overall success, without particular emphasis on either such component.

     Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of annual compensation paid to certain executive officers to $1 million, unless specified requirements are met. The Committee does not believe that this provision will have an affect on the Company at this time given the current compensation practices. Thus, the Committee expects that most, if not all, compensation paid to officers will qualify as a tax deductible expense. However, it is possible that at some point in the future circumstances may cause the Committee to authorize compensation that is not deductible under Section 162 (m).

     Respectfully submitted,

January 26, 2000    Eli N. Futerman*     Daniel J. Chessin
                    Stephen B. Ashley    William A. Buckingham*
                    Robert I. Israel*    E. Philip Saunders

* Compensation Committee Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During Fiscal 1999, the Compensation Committee was comprised of Messrs. Michael Futerman, (until he passed away on August 23,
1999) Eli N. Futerman, William A. Buckingham and Mr. Robert I. Israel. Mr. Michael Futerman was the Company's Chairman of the Board of Directors and Mr. Eli N. Futerman is the Company's Chief Executive Officer and President. Mr. Robert I. Israel is a Managing Director of the Investment Banking firm which has, in the past, provided investment banking services to the Company.

<PAGE 17>

PERFORMANCE TABLE

The Performance Table shown below compares the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock, with the total return on the CRSP Total Return Index for the NASDAQ Stock Market (U.S. Companies) and the Motor Vehicle New Parts Supply and Wholesale Industry peer group constructed by the Company. The comparison of total return assumes that a fixed investment of $100 was invested on September 30, 1994, in the Company's Common Stock and in the foregoing index and peer group and further assumes the reivestment of dividends. The stock price performance shown on the table is not necessarily indicative of future price performance.




           Comparison of Cumulative Total Return <F1>
                    TOTAL SHAREHOLDERS RETURN


                 Return  Return  Return  Return   Return  Return
                  9/94    9/95    9/96    9/97     9/98    9/99
Hahn Automotive
Warehouse, Inc.  100.00    47.00   60.00   48.00   39.00     9.00

Peer Group       100.00   116.00  130.00  139.00  142.00   130.00

NASDAQ           100.00   138.00  164.00  225.00  229.00   372.00



<F1>  The component issuers of the Motor Vehicle New Parts Supply and Wholesale Industry Group shown above include: Coast Distributor Systems, Inc., Genuine Auto Parts Company, Hahn Automotive Warehouse, Inc. and Oakhurst Co., Inc. (f/k/a Oakhurst Capital Inc.). The returns of the component issuers have been weighted according to their respective market capitalizations as of the beginning of each period for which a return is indicated.







<PAGE 18>

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

       The   following  table  sets  forth  certain   information
concerning each group or person known to the Company who beneficially owned in excess of 5% of the Company's outstanding
Common Stock at December 31, 1999.



                         Amount and Nature
Name and Address of        of Beneficial          Percent of
Beneficial Owner             Ownership            Class <F1>

Eli N. Futerman
415 West Main Street
Rochester, NY 14608        2,348,183 <F2>            49.0%

David M. Appelbaum
415 West Main Street
Rochester, NY 14608          269,785 <F3>             5.6%


<F1>  The percentages in this column have been calculated on  the basis of the 4,745,014 shares outstanding on December 31, 1999, plus the number of shares of Common Stock deemed outstanding pursuant to Securities and Exchange Commission Rule 13d-3(d)(1).

<F2>  Includes  16,482  shares owned by Mr. Futerman's  immediate family and 46,683 shares which may be purchased by Mr. Futerman pursuant to stock options that are currently exercisable or become exercisable within 60 days from December 31, 1999. Also includes 2,037,886 shares over which Mr. Futerman has voting and investment control as the executor of Michael Futerman's Estate and trustee of the Michael Futerman Living Trust. Under Michael Futerman's will and Living Trust, the shares are to be distributed to a marital trust under the Living Trust, for the benefit of Michael Futerman's wife, Sara Futerman. After distribution, Eli N. Futerman will continue to have voting and investment control over these shares as trustee of the marital trust. Mr. Futerman disclaims beneficial ownership of shares not held of record by him, individually, as executor or as trustee.

<F3>  Includes  30,911  shares which  may  be  purchased  by  Mr.
Appelbaum   pursuant   to  stock  options  that   are   currently
exercisable  or become exercisable within 60 days  from  December
31, 1999.


<PAGE 19>

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number of shares of Common Stock beneficially owned at December 31, 1999 by each director, each nominee for director, each executive officer named in the Summary Compensation Table and by all directors and officers of the Company as a group.


                          Amount and Nature
Director, Nominee         of Beneficial           Percent of
or Group                  Ownership <F1>          Class <F6>

Eli N. Futerman,             2,348,183 <F2>           49.0
Chief Executive Officer,
President and Director

Daniel J. Chessin,             146,794 <F3>            3.1
Executive Vice President,
Secretary and Director

Stephen B. Ashley,               9,001 <F4>              *
Director

William A. Buckingham,           4,000 <F4>              *
Director

Robert I. Israel,               21,893 <F4>              *
Director

E. Philip Saunders,              7,400 <F4>              *
Director

Peter J. Adamski,                8,333 <F4>              *
Vice President - Finance,
and Chief Financial Officer

David M. Appelbaum,            269,785 <F4>            5.6
Vice President -
Direct Distribution

Timothy Vergo,                  47,784 <F4>              *
Vice President -
Wholesale Operations

All Directors and Executive
Officers of the Company as
a Group (11 persons)         2,906,690 <F5>           58.0

*Indicates the number of shares constitutes less than 1% of the outstanding Common Stock.


<PAGE 20>

[FN]

<F1>  Each  director, nominee and executive officer in the  above table possesses sole voting and sole investment power with respect to the shares owned by him except for such shares as to which beneficial ownership is disclaimed in a footnote.

<F2> See Security Ownership of Certain Beneficial Owners, Note 2.

<F3>  Includes  77,899 shares owned of record by members  of  Mr.
Chessin's immediate family and 61,152 shares which may be purchased by Mr. Chessin pursuant to stock options that are currently exercisable or become exercisable within 60 days of December 31, 1999. Mr. Chessin disclaims beneficial ownership over all shares owned by his immediate family members.

<F4>  Includes  shares issuable upon exercise  of  stock  options presently exercisable or which become exercisable within 60 days from December 31, 1999 as follows: Stephen B. Ashley, 7,400 shares; William A. Buckingham, 2,000 shares; Robert I. Israel, 7,400 shares; E. Philip Saunders, 7,400 shares; Peter J. Adamski, 8,333 shares; David M. Appelbaum, 30,911 shares; Timothy Vergo, 47,784 shares.

<F5>  Includes  262,580 shares issuable upon  exercise  of  stock options presently exercisable or which become exercisable within 60 days of December 31, 1999.

<F6>  The percentages in this column have been calculated on  the basis of the 4,745,014 shares outstanding on December 31, 1999, plus the number of shares of Common Stock deemed outstanding pursuant to Securities and Exchange Commission Rule 13d-3(d)(1).



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      As of September 30, 1999, the Company leased from Michael Futerman's estate, Eli N. Futerman, Daniel J. Chessin and Ira D. Jevotovsky, a former director, and their wives or partnerships, corporations or trusts in which such persons have interest, 15 of its 22 distribution center sites and 34 of its 79 Advantage Auto Stores sites. (Michael Futerman, deceased, was the Company's Chairman of the Board of Directors and a greater than 5%
beneficial owner of Common Stock; Eli N. Futerman is the Company's Chief Executive Officer and President, a director and a greater than 5% beneficial owner of Common Stock; Daniel J. Chessin is the Company's Executive Vice President, Secretary and a director.) The approximate total gross distribution center space under such leases was 370,360 square feet. The approximate aggregate store space under such leases was 189,308 square feet.

<PAGE 21>

All such leases provide for security deposits equal to one month's rent, annual base rental increases equal to the annual increase in a specified Consumer Price Index ("CPI") applied to the preceding year's base rent, and for the Company to pay insurance, real property taxes, utilities and to perform all maintenance and repairs. In Fiscal 1999, the Company paid approximately $1,784,000 as base rental for all distribution centers and store properties under such related party leases. As of September 30, 1999, the total base rentals payable under all such distribution center and store leases through the end of their respective terms was approximately $8.8 million, subject to CPI-based increases described above. Some of the aforementioned leases have been capitalized. These rental figures are total rents for all such leases, including amounts representing interest under those leases which have been capitalized.

      Effective September 30, 1998, the Company's wholly-owned subsidiary Meisenzahl Auto Parts, Inc. ("Meisenzahl"), merged into the Company and now operates as a division. The Company leases two locations from David M. Appelbaum and a third location from a partnership comprised of David M. Appelbaum and an unaffiliated third party. (Mr. Appelbaum is the Company's Vice President-Direct Distribution.) The total gross space under such leases is approximately 54,400 square feet. The leases require the Company to pay insurance, real property taxes, utilities and to perform all maintenance and repairs. As of September 30, 1999, the total base rentals payable under these leases through the end of their respective terms was approximately $1.6 million or approximately $320,000 annually.

      As a result of the Meisenzahl merger, the Company is liable under guarantees in favor of the holder of first priority mortgages covering the property leased from Mr. Appelbaum pursuant to which approximately $1.6 million in the aggregate was outstanding as of September 30, 1999. Mr. Appelbaum agreed to indemnify, defend and hold harmless the Company from any losses which arise from or are related to such guarantees.

      By an Agreement dated August 14, 1995, the Company entered into a split-dollar arrangement with a Trust established by Eli
N. Futerman of which Manufacturers and Traders Trust Company is the Trustee. Pursuant to the Agreement, the Company pays a portion of the annual premium on an insurance policy held in the Trust. The policy is a single life policy payable upon the death of Mr. Futerman. The face value of the policy is $1 million. Pursuant to the terms of the Trust, Mr. Futerman's wife will receive the proceeds of the policy (less reimbursement to the Company for premiums) if she survives her husband. The amount of all premiums paid by the Company constitutes indebtedness from the Trust to the Company. Upon termination of the Agreement, the Company is entitled to receive from the Trust the amount equal to the premiums it has paid. The Company paid $14,008 of premiums during the 1999 fiscal year in connection with this arrangement.

<PAGE 22>

Mr. Futerman acquired this policy during fiscal year 1994.

      By an Agreement dated January 18, 1996, the Company entered into a split-dollar arrangement with a Trust established by Daniel J. Chessin of which Fleet Trust Company is the Trustee. Pursuant to the Agreement, the Company pays a portion of the annual premium on an insurance policy held in the Trust. The policy is a single life policy payable upon the death of Mr. Chessin. The face value of the policy is $1 million. Pursuant to the terms of the Trust, Mr. Chessin's wife will receive the proceeds of the policy (less reimbursement to the Company for premiums) if she survives her husband. The amount of all premiums paid by the Company constitutes indebtedness from the Trust to the Company. Upon termination of the Agreement, the Company is entitled to receive from the Trust the amount equal to the premiums it has paid. The Company paid $11,851 of premiums during the 1999 fiscal year in connection with this agreement. Mr. Chessin acquired this policy during fiscal year 1994.

     In February, 1996, Michael Futerman, since deceased, and Eli
N. Futerman advanced $2.5 million to the Company. The Company repaid $350,000 of this debt and exchanged five-year subordinated demand notes representing the $2,150,000 principal balance of this debt. The Futermans' subordinated notes bear interest at the rate of 12% per annum. Interest is payable monthly. The notes are redeemable at the option of the Company, in whole or part, at any time, subject to a subordination agreement with the Company's lender, Fleet Capital Corporation. During Fiscal 1999, Michael Futerman and Eli N. Futerman deferred principal payments due from the Company under the subordinated notes in the original amount of $2,150,000. As a result, in Fiscal 1999, the Company made interest only payments on the subordinated notes. In the event that the Company's net income is $4,141,000 or greater in any fiscal year, then the Company must make a principal prepayment on the notes equal to 19.186% of its net income in excess of such amount, provided the Company is not in default under the credit facility with Fleet Capital Corporation. The notes are unsecured and subordinate to all of the Company's indebtedness to Fleet Capital Corporation.

      On or about December 3, 1998, FCA Associates, a partnership consisting of Eli N. Futerman, Daniel J. Chessin and David M. Appelbaum, entered into a purchase and sale agreement with a third party for the purchase of three (3) properties located in Rochester, New York and the Towns of Gates, New York and Farmington, New York. The Company is a tenant with direct distribution facilities at all three (3) locations. The closing of the transaction took place on January 15, 1999 and the Company leases were assigned from the third party to FCA Associates. The total gross space under such leases is approximately 24,500 square feet. The leases require the Company to pay for liability insurance, real property taxes, utilities and to perform all

<PAGE 23>

interior maintenance and repairs. The Company closed its Merchants Road direct distribution facility on or about October 1, 1999 and ended its occupancy and terminated the lease on or about December 31, 1999. As of September 30, 1999, the total base rentals payable under the leases for Gates, New York and Farmington, New York, until the end of their terms, which will end October 31, 2001, will be approximately $200,000 or $96,000 annually.

     Gordon E. Forth, a nominee for director of the Company, is a partner in Woods, Oviatt, Gilman, Sturman & Clarke LLP, which serves as the Company's principal outside counsel.


SELECTION OF INDEPENDENT AUDITORS

      The  Board  of  Directors has not, as of the  date  hereof,
selected   independent  auditors  for  the  fiscal  year   ending
September 30, 2000. PricewaterhouseCoopers LLP audited the Company's financial statements for the 1999 fiscal year and has performed such services since 1988. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

OTHER BUSINESS

      As of the date of this Proxy Statement, the Company's management does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those described above. If any other matters properly come before the meeting, it is intended that the persons named in the enclosed proxy will vote the proxy on such matters in accordance with their best judgment.

      The cost of solicitation of proxies in connection with the Annual Meeting will be paid by the Company. In addition to solicitation by use of mails, some of the officers and regular employees of the Company, without extra remuneration, may solicit Proxies personally or by telephone, telegraph, e-mail or cable. The Company will reimburse any banks, brokers and other custodians, nominees and fiduciaries for their expenses in forwarding proxy and solicitation material to the beneficial owners of the Common Stock held by them.

PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

      Shareholder proposals for inclusion in the proxy statement and form of proxy for the next Annual Meeting of Shareholders must be received by the Company at its executive offices on or before November 15, 2000.

<PAGE 24>


                         Daniel J. Chessin,
                         Executive Vice President
                         and Secretary


Rochester, New York
January 26, 2000


                              PROXY


                 HAHN AUTOMOTIVE WAREHOUSE, INC.

   THE PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF
                            DIRECTORS

The undersigned hereby appoints ELI N. FUTERMAN and DANIEL J. CHESSIN, or any one of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on March 15, 2000, and at any continuation or adjournment thereof, with all the power which the undersigned would possess if personally present to vote all shares of Common Stock of Hahn Automotive Warehouse, Inc. ("Company") held of record by the undersigned on January 26, 2000 and which the undersigned may be entitled to vote at said meeting.

1.  ELECTION OF DIRECTORS:

     [ ] FOR all nominees listed at right

     [ ] WITHHOLD all nominees

        (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
        NOMINEE, CIRCLE SUCH NOMINEE'S NAME.  YOUR PROXY WILL BE
        VOTED FOR REMAINDER.)

     Nominees:

               Eli N. Futerman
               William A. Buckingham
               Nathan Lewinger
               Gordon E. Forth

2. In their discretion upon such matters incident to the conduct of the Annual Meeting and upon such other business as may properly come before the Annual Meeting and any adjournment or continuation thereof which the Company's Board of Directors does not know, a reasonable time prior to the solicitation, will be presented at the Annual Meeting.

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PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.
IF NOT OTHERWISE MARKED, THE SHARES REPRESENTED BY THIS PROXY
SHALL BE VOTED "FOR" THE FOUR NOMINEES.




SIGNATURE                               DATE



SIGNATURE                               DATE
               IF HELD JOINTLY

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your fill title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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